As filed with the Securities and Exchange Commission on September 7, 1999

                                                      Registration No. 333-38645
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               RACOM SYSTEMS, INC.
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                        84-1182875
      --------                                        ----------
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)
No.)

                         16 WEST 32ND STREET, SUITE 801
                            NEW YORK, NEW YORK 10001
                            ------------------------
          (Address, including Zip Code, of Principal Executive Offices)

                            1993 EMPLOYEE STOCK PLAN
                            ------------------------
                            (Full Title of the Plan)

                                  ERNEST B. KIM
                      PRESIDENT and CHIEF EXECUTIVE OFFICER
                               RACOM SYSTEMS, INC.
                         16 WEST 32ND STREET, SUITE 801
                            NEW YORK, NEW YORK 10001
                                 (212) 643-2080
                                 --------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ----------------------

                                 With a copy to:
                              RONALD H. JANIS, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-6300

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


                         CALCULATION OF REGISTRATION FEE
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
          Title of                     Amount            Proposed Maximum       Proposed Maximum           Amount of
        Securities to                  to be              Offering Price            Aggregate             Registration
        be Registered                Registered              Per Share           Offering Price               Fee
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
            N/A*                        N/A*                   N/A*                   N/A*                    N/A*


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* This  Amendment is to terminate  the  Registration  Statement  and  deregister shares and plan interests thereunder.

                            Post-Effective Amendment


         Pursuant to instructions from the Securities and Exchange Commission (the "Commission"), we are filing this post-effective amendment to terminate the Racom Systems, Inc. (the "Registrant") Registration Statement on Form S-8, Registration Number 333-38645, originally filed with the Commission on October 24, 1997, and to deregister securities and plan interests thereunder. A total of 1,700,000 shares were registered under the Registrant's 1993 Employee Stock Plan (the "Plan").

         On March 1, 1999, the Company effected a reverse stock split of the Company's common stock on the basis of one share for each four and one half shares, and on July 12, 1999, the Company effected another reverse stock split of the Company's common stock on the basis of one share for each fifteen shares (collectively, the "Reverse Stock Splits"). As a result of the Reverse Stock Splits, the total number of shares registered under the Plan was reduced to 25,185, of which a total of 3,704 shares have been sold. The remaining 21,481 shares and any plan interests are hereby deregistered.

         As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933, as amended, and the requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, as of the 27th day of August, 1999.

                                               RACOM SYSTEMS, INC.

   ERNEST B. KIM                           ALEXANDER T. SHANG
By:__________________                   By:_____________________________________
   Ernest B. Kim                           Alexander T. Shang
   Chief Executive Officer                 Chief Financial Officer
   (Principal Executive Officer)           (Principal Accounting Officer
                                           and Principal Financial Officer)

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

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


            Signature                           Title                                     Date
            ---------                           -----                                     ----

   ERNEST B. KIM
   _____________________                                                         August 27, 1999
   Ernest B. Kim                       Chief Executive Officer, President
                                       and Chairman of the Board of Directors
                                       (Principal Executive Officer)
   ALEXANDER T. SHANG
   _____________________                                                         August 27, 1999
   Alexander T. Shang                  Chief Financial Officer and Treasurer

   SUN W. YOUNG
   _____________________                                                         August 27, 1999
   Sun W. Young                        Director

   JIN K. KIM
   _____________________                                                         August 27, 1999
   Jin K. Kim                          Director

   BENJAMIN CHANG
   _____________________                                                         August 27, 1999
   Benjamin Chang                      Director

   EDWARD TOBIN
   _____________________                                                         August 27, 1999
   Edward Tobin                        Director

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